Exhibit 12.1


COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

                                                            (THE COMPANY)
                                         ----------------------------------------------------
                                                                                  APRIL 22,
                                          YEAR ENDED   YEAR ENDED   YEAR ENDED     1994 TO
                                         DECEMBER 31,  DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                             1997          1996         1995         1994
                                         ------------- ------------ ------------ ------------
Income (Loss) before extraordinary item  $ 6,163,510   $ 4,633,295  $4,032,381   $2,393,158
Add:

  Interest on indebtedness                 5,200,851     5,717,126   4,186,492    2,856,661
  Amortization of financing costs            410,361       408,436     247,195      179,374
                                         -----------   -----------  ----------   ----------
     Earnings                            $11,774,722   $10,758,857  $8,466,068   $5,429,193
                                         ===========   ===========  ==========   ==========
Fixed charges and preferred stock
dividends:

  Interest on indebtedness               $ 5,318,743   $ 5,795,829  $4,246,244   $2,856,661
  Amortization and financing costs           410,361       408,436     247,195      179,374
                                         -----------   -----------  ----------   ----------
     Fixed charges                         5,729,104     6,204,265   4,493,439    3,036,035
Add:
  Preferred stock dividends                       --            --          --           --
                                         -----------   -----------  ----------   ----------
     Combined fixed charges and
     preferred stock dividends           $ 5,729,104   $ 6,204,265  $4,493,439   $3,036,035
                                         ===========   ===========  ==========   ==========
Earnings coverage deficiency                     N/A           N/A         N/A          N/A
                                         ===========   ===========  ==========   ==========
Ratio of earnings to fixed charges             2.06x         1.73x       1.88x        1.79x
                                         ===========   ===========  ==========   ==========
                                               (PREDECESSOR ENTITIES)
                                         -------------------------------------
                                         JANUARY 1,
                                          1994 TO   YEAR ENDED   YEAR ENDED
                                          APRIL 21, DECEMBER 31, DECEMBER 31,
                                            1994        1993         1992
                                         ---------- ------------ ------------
Income (Loss) before extraordinary item  $   60,968 $   (22,654) $  (635,882)
Add:

  Interest on indebtedness                2,559,695   8,623,084    9,058,829
  Amortization of financing costs            31,395     189,232      125,760
                                         ---------- -----------  -----------
     Earnings                            $2,652,058 $ 8,789,662  $ 8,548,707
                                         ========== ===========  ===========
Fixed charges and preferred stock
dividends:

  Interest on indebtedness               $2,559,695 $ 8,623,084  $ 9,058,829
  Amortization and financing costs           31,395     189,232      125,760
                                         ---------- -----------  -----------
     Fixed charges                        2,591,090   8,812,316    9,184,589
Add:
  Preferred stock dividends                      --          --           --
                                         ---------- -----------  -----------
     Combined fixed charges and
     preferred stock dividends           $2,591,090 $ 8,812,316  $ 9,184,589
                                         ========== ===========  ===========
Earnings coverage deficiency                    N/A $    22,654  $   635,882
                                         ========== ===========  ===========
Ratio of earnings to fixed charges            1.02x        .99x         .93X
                                         ========== ===========  ===========